CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-36487) of Chelsea GCA Realty Partnership, L.P. and in the related Prospectus of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty Partnership, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                             Ernst & Young LLP

New York, New York
March 26, 1998